    As filed with the Securities and Exchange Commission on __________, 2006

                                                     REGISTRATION NO. 333-127180
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                     UBS AG
             (Exact name of registrant as specified in its charter)

          SWITZERLAND                                             98-0186363
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                   BAHNHOFSTRASSE 45, ZURICH, SWITZERLAND, AND
                      AESCHENVORSTADT 1, BASEL, SWITZERLAND
                    (Address of Principal Executive Offices)

                            UBS AG OMNIBUS STOCK PLAN
                            (Full title of the Plan)

                                 JAMES E. ODELL
                                     UBS AG
                                  299 PARK AVE.
                            NEW YORK, NEW YORK 10171
                                 (212) 821-3000
            (Name, address and telephone number of agent for service)

================================================================================

                                EXPLANATORY NOTE

UBS AG, a Swiss corporation (the "Company"), is filing this Post Effective Amendment No. 1 to Form S-8 Registration Statement 333-127180 with respect to the UBS Omnibus Stock Plan (the "Plan"). Previously, treasury shares were issued in respect of awards under the Plan. This Post Effective Amendment No. 1 is being filed to reflect that authorized but unissued shares may now be issued in respect of such awards, to file an opinion of counsel relating to the validity of such shares and to make the other changes set forth below.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Incorporated by reference in this Registration Statement are the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     a. The Company's Annual Report on Form 20-F for the year ended 31 December 2005 (File No. 001-15060), filed pursuant to the Exchange Act;

     b. The Company's reports on Form 6-K (File No. 001-15060), submitted to the Commission on 29 March 2006, 11 April 2006, 4 May 2006, 9 May 2006, 25 May 2006, and 2 June 2006; and

     c. The description of the Ordinary Shares contained in the Company's Annual Report on Form 20-F filed with the Commission on 9 May 2000, pursuant to the Exchange Act (Registration No. 001150226), and any amendment or report filed for the purpose of updating such description.

     In addition, to the extent designated therein, certain reports on Form 6-K and all documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

     An Exhibit index, containing a list of all exhibits filed with this registration statement, is included on page 7.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zurich, Switzerland, on 4 August 2006.

                                        UBS AG


                                        By: /s/ James E. Odell
                                            ------------------------------------
                                            James E. Odell
                                            Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                            Title                    Date
              ----------                            -----                    ----


                  *                     President of Group Executive   4 August, 2006
-------------------------------------   Board (principal executive
Peter Wuffli                            officer)


                  *                     Head of Corporate Center and   4 August, 2006
-------------------------------------   Group Chief Financial
Clive Standish                          Officer (principal
                                        financial officer)


/s/ Peter Thurneysen                    Group Controller               7 August, 2006
-------------------------------------   (principal accounting
Peter Thurneysen                        officer)


                  *                     Chairman and Member of Board   4 August, 2006
-------------------------------------   of Directors
Marcel Ospel


                  *                     Vice Chairman of the Board     4 August, 2006
-------------------------------------   of Directors
Stephan Haeringer


                  *                     Vice Chairman of the Board     4 August, 2006
-------------------------------------   of Directors
Marco Suter



                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Ernesto Bertarelli


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Sir Peter Davis


                                        Member of Board of Directors   4 August, 2006
-------------------------------------
Gabrielle-Kaufmann Kohler


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Rolf A. Meyer


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Helmut Panke


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Peter Spuhler


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Peter R. Voser


                  *                     Member of Board of Directors   4 August, 2006
-------------------------------------
Lawrence A. Weinbach


                                        Member of Board of Directors   __________, 2006
-------------------------------------
Joerg Wolle


*By: /s/ James E. Odell
     --------------------------------
     James E. Odell
     Attorney-in-Fact

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of New York, State of New York, on 4 August 2006.


                                        /s/ James E. Odell
                                        ----------------------------------------
                                        Name: James E. Odell
                                        Title: Managing Director

                                  EXHIBIT INDEX

Exhibit No.                         Description of Exhibit
-----------                         ----------------------
4.1           Articles of Association of UBS AG (incorporated by reference to
              Exhibit 1.1 to the Company's Annual Report on Form 20-F for the
              fiscal year ended 31 December 2005).

4.2           Organization Regulations of UBS AG (incorporated by reference to
              Exhibit 1.2 to the Company's Annual Report on Form 20-F for the fiscal year ended 31 December 2005).

4.3 Instruments defining the rights of holders of long-term debt issued by UBS AG and its subsidiaries (incorporated by reference to Exhibit 2(b) to the Company's Annual Report on Form 20-F for the fiscal year ended 31 December 2005).

5.1 Opinion of Hombuger Rechtsanwalte as to the validity of the securities.

23.1          Consent of Ernst & Young Ltd.

23.2          Consent of Hombuger Rechtsanwalte.

24.1          Powers of Attorney (previously filed).